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                            LIMITED POWER OF ATTORNEY
                                       FOR
                   JOHN HANCOCK CLOSED-END FUNDS COMMON SHARES
                              SECTION 16(a) FILINGS

As an officer of John Hancock Advisers, LLC, the undersigned hereby constitutes and appoints with full power of substitution each of Ariel Ayanna, Sarah Coutu, Thomas Dee, John J. Danello, Kinga Kapuscinski, Nicholas J. Kolokithas, Suzanne Lambert, Ed Macdonald, Mara Moldwin, Harsha Pulluru, Christopher Sechler, Betsy Anne Seel and Steven Sunnerberg, acting singly, the undersigned's true and lawful attorney-in-fact to:

          (1) Prepare and execute for the undersigned, Forms 3, 4, and 5 and amendments thereto regarding Common Shares of the John Hancock Closed-End Funds (the "Companies") listed in Appendix A in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

          (2) File any such Form 3, 4, or 5 or amendments thereto with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

          (3) Take any other action which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing.

The undersigned acknowledges that neither the foregoing attorneys-in-fact nor the Companies are assuming the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as may be necessary or appropriate.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29 day of March 2018.


                                                   /s/ Patrick MacDonnell
                                                   ------------------------
                                                   Patrick MacDonnell



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                                                                      APPENDIX A

                      LIST OF JOHN HANCOCK CLOSED-END FUNDS

John Hancock Emerging Markets Income Fund
John Hancock Financial Opportunities Fund
John Hancock Floating Rate High Income Fund
John Hancock Hedged Equity & Income Fund
John Hancock Income Securities Trust
John Hancock Investors Trust
John Hancock Preferred Income Fund
John Hancock Preferred Income Fund II
John Hancock Preferred Income Fund III
John Hancock Premium Dividend Fund
John Hancock Strategic Diversified Income Fund
John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Tax-Advantaged Global Shareholder Yield Fund


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